FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made and entered into as of April 1, 2011, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and John Heffner ("Executive").

Recitals

A)	On January 31, 2011 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 6.3 of the Agreement which provides:

6.3         Arbitration.  The parties hereto agree that any and all disputes (contract, tort, or statutory, whether under federal, state or local law) between Executive and Employer (including Employer's employees, officers, directors, stockholders, members, managers and representatives) arising out of Executive's employment with Employer, the termination of that employment, or this Agreement, shall be submitted to final and binding arbitration. The parties shall be entitled to discovery sufficient to adequately arbitrate the claims and defenses including access to essential documents and witnesses as determined by the arbitrator. Such arbitration shall take place in the County of San Diego, and may be compelled and enforced according to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). Unless the parties mutually agree otherwise, such arbitration shall be conducted before the American Arbitration Association, according to its Commercial Arbitration Rules.  Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. Arbitration shall be initiated in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

is hereby amended, effective April 1, 2011, to provide as follows:

6.3 Resolution of Disputes

6.3 (a) In the event Employee and Company mutually agree, any or all disputes, controversies, or claims between them, whether arising prior to Employee’s commencement of employment with Company, during employment, or after termination of Employee’s employment, including but not limited to, the construction or application of the terms of this Agreement, may be resolved by binding arbitration in accordance with the substantive laws of the State of California. Once there is an election by Employee and Company to arbitrate any or all disputes between them, such election shall be binding and may not be rescinded nor revoked unless the parties mutually agree.

The arbitration shall be administered by JAMS pursuant to its rules most applicable to the particular claims being made, as determined by the JAMS Employment Arbitration Rules and Procedures as then in effect, except as otherwise provided herein.  Such rules may be viewed at the JAMS website: www.jamsadr.com/rules-employment-arbitration/. The arbitration procedures described in this paragraph apply not only to those disputes as may be mutually agreed between Employee and Company, but also to Employee’s claims against Company’s officers, directors, employees, and agents, each of whom is a third-party beneficiary of this Agreement.

The disputes which may be subject to arbitration at the joint election of Employee and Company include, but are not limited to, claims of breach of contract (express or implied), wrongful termination, harassment, discrimination (including, but not limited to, race, color, religion, sex, national origin, age, disability, sexual orientation, marital status, and pregnancy), compensation and benefits claims, tort claims, such as by way of example only, defamation, fraud and invasion of privacy, and claims for violation of any federal, state or local law, statute, regulation or ordinance, including, but not limited to, the Fair Employment and Housing Act of the State of California, the California Labor Code, the California Wage Orders, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act (ERISA), the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the California Family Rights Act, and the Equal Pay Act.  Notwithstanding, these arbitration procedures shall in no event apply to Workers' Compensation claims.

Any arbitration shall be held in San Diego County, California, before one independent and neutral arbitrator selected per the applicable JAMS rules and procedures.  The arbitrator shall determine the arbitrability of all disputes, claims and/or issues between Employee and Company, as well as Company’s officers, directors, employees, and agents.
Employee and Company shall each bear their own costs of any mutually agreed arbitration under this Agreement (including without limitation legal fees, the cost of the record or transcripts of such arbitration, if any, and administrative fees), or an equal share of such fees and costs that are not specific to either party (e.g. the fees of the arbitrator). Notwithstanding the foregoing, if a party is determined by the arbitrator not to be prevailing, such non-prevailing party shall be responsible for all such fees and costs incurred by the prevailing party, and may be ordered to pay the reasonable attorneys’ fees and costs, including, but not limited to, the administrative costs of the arbitration and fees of the arbitrator, incurred by the prevailing party.

The parties shall be entitled to discovery sufficient to adequately arbitrate the claims and defenses, including access to essential documents and witnesses, as determined by the arbitrator.  Notwithstanding anything to the contrary in this Arbitration provision, Employee or Company may seek any provisional remedy available at law or in equity in any state or federal court in San Diego, California, without compromising the right of the parties to mutually agree to arbitrate any dispute between them.

The arbitrator shall issue a written arbitration decision that will reveal the essential findings and conclusions on which the award is based.  Subject to limited judicial review as may be required by law for mutually agreed upon arbitration, the award of the arbitrator shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

Any request for arbitration by a party to this Agreement shall be in writing and must be made within a reasonable time after the claim, dispute or other matter in question has arisen.  In no event shall the request for arbitration be made after the date that institution of legal or equitable proceedings based upon such claim, dispute or other matter would be barred by the applicable statute of limitations.

IN THE EVENT COMPANY AND EMPLOYEE MUTUALLY AGREE UPON RESOLVING THEIR DISPUTE(S) THROUGH ARBITRATION, THEY AGREE TO EACH AND EVERY TERM AND CONDITION OF THIS ARBITRATION PROVISION AND FURTHER KNOWINGLY WAIVE THEIR RIGHT TO A JURY TRIAL.

(b)    In the event Employee and Company do not mutually agree to resolve by binding arbitration all disputes, controversies, or claims between them, then they mutually and irrevocably agree that any suit, action or other legal proceedings between them shall be brought exclusively in the courts located in the County of  San Diego, State of California.   Company and Employee knowingly and voluntarily waive any objection to such exclusive jurisdiction and venue which either may now have or hereafter may have, whether based upon the convenience of the forum, or based upon any other ground, relating to any legal action arising between them.  The enforceability of this Agreement and the resolution of any disputes between the parties shall be in accordance with the laws of the State of California.

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                                EMPLOYER
PRICESMART, INC.

John Heffner                                                                                       By: ____________________

______________________                                                           Name: Jose Luis Laparte

Its: President